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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORT): JANUARY 9, 1998
                                                         ---------------



                                HAYES CORPORATION
             (Exact name of Registrant as specified in its charter)



               DELAWARE                                 0-21697                               52-1987873
    (State or other jurisdiction of              (Commission File No.)                       (IRS Employer
           incorporation or                                                               Identification No.)
             organization)
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                           5854 PEACHTREE CORNERS EAST
                             NORCROSS, GEORGIA 30092
          (Address of principal executive offices, including zip code)
                                 (770) 840-9200
              (Registrant's telephone number, including area code)



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ITEM 5.           OTHER EVENTS

         On January 9, 1998, the Board of Directors of Hayes Corporation (the
"Company") authorized a one-for-three reverse split of its common stock (the
"Split"), subject to stockholder approval. The Company has scheduled a special stockholders' meeting for Wednesday, February 25, 1998 to allow its stockholders to consider the Split and has set January 29, 1998 as the record date for determining the stockholders who will be entitled to cast their votes at such meeting. If such Split is approved by the stockholders, each three shares of common stock will be converted into one share, with cash paid in lieu of any fractional shares.

         On January 2, 1998, Hayes Microcomputer Products, Inc. ("HMP") gave notice to The CIT Group/Credit Finance, Inc. ("CIT") that it was terminating its credit facility in place with CIT. On the same date, the Company and HMP, as co-borrowers entered into a commitment letter with NationsCredit Commercial
Corporation, NationsCredit Commercial Funding Division ("NationsCredit").
Subject to completion of due diligence, negotiation of definite agreements and other conditions, NationsCredit will be providing a $35,000,000 credit facility
(which will increase to $50,000,000, subject to additional participants) with loan sublimits of $10,000,000 on inventory, $5,000,000 on machinery and equipment, and $7,000,000 on certain intangibles, among others. The Company and HMP believe that the Nations Credit facility will provide better terms and increased financial flexibility. It is currently anticipated that the Company will close on the credit facility with NationsCredit in mid-February, 1998.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

         (c)      Exhibits

                  99 Press Release.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HAYES CORPORATION

Date: January 19, 1998                /s/ Ronald A. Howard
                                      -----------------------------------------
                                      Ronald A. Howard, Vice Chairman and Chief
                                      Executive Officer


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